                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITOR'S CONSENT



          We consent to incorporation by reference in this registration statement on Form S-8 of Devon Energy Corporation of our report dated February 5, 1997, relating to the consolidated balance sheet of Northstar Energy Corporation and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1998 annual report on Form 10-K of Devon Energy Corporation.


                              PRICEWATERHOUSECOOPERS LLP



Calgary, Alberta, Canada
August 16, 1999